Exhibit 10.6.1
Redacted Version
PORTIONS OF THIS AGREEMENT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED AND WILL BE
SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION
FIRST AMENDMENT TO
CRUDE OIL SUPPLY AGREEMENT
     THIS FIRST AMENDMENT TO CRUDE OIL SUPPLY AGREEMENT is entered into effective as of January 1, 2009 (this “Amendment”), between Vitol Inc. (“Vitol”) and Coffeyville Resources Refining & Marketing, LLC (“Coffeyville”).
     WHEREAS, Vitol and Coffeyville are parties to a Crude Oil Supply Agreement dated December 2, 2008 (the “Supply Agreement”); and
     WHEREAS, Vitol and Coffeyville have agreed to amend certain terms and conditions of the Supply Agreement;
     NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Vitol and Coffeyville do hereby agree as follows:
     1. The Supply Agreement, at Section 1.1 contains the following definition:
“Designated Tanks” means the tanks set forth on Schedule A in Cushing, Oklahoma and the pipeline connecting the Designated Tanks to the Delivery Point. The Designated Tanks shall only contain Crude Oil.
The foregoing definition is amended and restated in its entirety as follows:
“Designated Tanks” means the tanks set forth on Schedule A in Cushing, Oklahoma and the pipeline connecting the Designated Tanks to the Delivery Point. The Designated Tanks shall only contain Crude Oil, except as follows:
i. Tank No. 1010 and Tank No. 1124 (collectively the “TEPPCO TANKS”) of TEPPCO Crude Pipeline, L.P. (“TEPPCO”) located at or near Cushing, Oklahoma; and
ii. Tank No. 2700 and Tank No. 3300 of Plains Marketing, L.P. (“Plains”) located at or near Cushing, Oklahoma

(collectively referred to herein as the “Specified Tanks”), shall only contain crude oil owned by Vitol.
     2. The term of this Amendment shall be from January 1, 2009 through December 31, 2009. Unless either Vitol or Coffeyville terminates this Amendment on or before November 1, 2009, this Amendment shall automatically continue for a second term that extends from January 1, 2010 through December 31, 2010.
     3. Each month during the term of this Amendment, Vitol shall pay to Coffeyville $(***) per calendar month. Each calendar month payment shall be made in same day funds by bank wire transfer, on or before the 20th day of the month following the month for which payment is being made. Such amount represents the full compensation payable by Vitol to Coffeyville for use of the Specified Tanks.
     4. During the term of this Amendment, Vitol shall not charge or invoice Coffeyville for any amounts otherwise due and payable by Coffeyville or its assignee pursuant to: (a) the Lease Storage Agreement between Coffeyville and TEPPCO, dated March 1, 2006 (“TEPPCO Storage Payments”); and (b) any amounts otherwise due and payable by Coffeyville or its assignee pursuant to the storage capacity and/or use of Tank No. 2700 and 3300 of Plains pursuant to the Terminaling Agreement between Coffeyville and Plains dated as of October 15, 2007 (“Plains Partial Storage Payments”). During the term of the Amendment, Vitol shall be wholly and completely responsible to pay, without any recourse or reimbursement from Coffeyville, any and all amounts of the TEPPCO Storage Payments and the Plains Partial Storage Payments.
     5. Any Crude Oil in the Specified Tanks shall no longer be Crude Oil pursuant to the Supply Agreement, but shall instead be crude oil owned by Vitol pursuant to this Amendment; provided, however, that that portion of Crude Oil lot number 5 from the Initial Inventory contained in the TEPPCO Tanks shall be delivered to Coffeyville at a time(s) agreed by the parties at the price differential assigned to lot number 5 at the time of delivery to Coffeyville and such Crude Oil lot number 5 shall not become crude oil pursuant to this paragraph 5. Vitol shall have no right to assign and/or delegate any of its rights and obligations conveyed by Coffeyville to Vitol in the Supply Agreement, with regard to the Designated Tanks (including the Specified Tanks). For the avoidance of doubt, the provisions of Sections 10.4, 11.4, and 20.1, shall not apply to crude oil held in, or to be delivered into, the Specified Tanks.
     6. The definitions contained in the Supply Agreement shall have the same meaning in this Amendment unless otherwise stated in this Amendment.
     7. Except as otherwise stated in this Amendment, all terms and conditions of the Supply Agreement shall remain in full force and effect.

     8. This Amendment may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instruments.
     9. This Amendment shall be governed by, construed and enforced under the laws of the State of New York without giving effect to its conflicts of laws principles.
     IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized representative, effective as of the Effective Date.
Vitol Inc.

By:	/s/ James C. Dyer James C. Dyer

Title:	Vice President, Director, Business Development

Date:	16 February 2009
Coffeyville Resources Refining & Marketing, LLC

By:	/s/ Stanley A. Riemann

Title:	COO

Date:	2/17/09

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